LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

Sidney A. Ribeau, the undersigned, of 700 S. Wintergarden(address), City of
Bowling Green, County of Wood, State of Ohio, hereby make, constitute and appoint each of Gary L. Smith, Mary J. Schroeder and Nicholas C.
Conrad,
each of The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio,
43537 my
true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith, Mary J.
Schroeder, and
Nicholas C. Conrad full power individually to execute and to file with the
Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the
Securities Act of 1933 or the Securities Exchange Act of
1934, each as
amended, in connection with my beneficial ownership of equity securities of
The Andersons, Inc. for the calendar years 2006 and 2007.

	   The
rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including
January 7, 2008.


	IN
WITNESS WHEREOF, the undersigned has
executed this Limited Power of
Attorney as of this ___12th__ day of
_December___, __2005_____.



									   __Sidney
Ribeau______
						Name




STATE OF Ohio
)
		  ) ss
COUNTY OF Wood )


	On this __12th___ day
of _December__, __2005__, before me a notary public in and for said state, personally appeared _Sidney Ribeau_, to me personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.



									   __Susan E. Wenig_______

						Notary Public

My Commission Expires:
__5-9-2010__